Morgan Stanley Small Cap Growth Fund
                     Item 77(o) 10f-3 Transactions
                   April 1, 2001- September 30, 2001


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
 Willis  07/09/01   $13.50   10,700  0.0249  $270,000,000  0.058%    Smith
 Group                                  %                           Barney
Holding
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